Exhibit 10.6.1

FIRST AMENDMENT TO

MASTER REPURCHASE AGREEMENT

AND OTHER TRANSACTION DOCUMENTS

THIS FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT AND OTHER TRANSACTION DOCUMENTS, dated as of June 30, 2013 (the “Effective Date”) (this “Amendment No. 1”), is entered into by and among RAIT CMBS CONDUIT I, LLC, a Delaware limited liability company, as seller (together with its permitted successors and assigns in such capacity, “Seller”), CITIBANK, N.A., a national banking association, as buyer (together with its successors and assigns in such capacity, “Buyer”), and RAIT FINANANCIAL TRUST, a Maryland real estate investment trust, as guarantor (together with its successors and permitted assigns, in such capacity, “Guarantor”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below).

R E C I T A L S

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase Agreement, dated as of October 27, 2011 (the “Existing Repurchase Agreement”);

WHEREAS, Guarantor is a party to that certain Guaranty, dated as of October 27, 2011 made for the benefit of Buyer (as amended by this Amendment No. 1, and as further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Guaranty”); and

WHEREAS, the parties hereto desire to make certain amendments and modifications to the Existing Repurchase Agreement and the Guaranty. The Existing Repurchase Agreement, as amended by this Amendment No. 1, and as further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, shall be referred to herein as the “Repurchase Agreement.”

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.	Amendments to Repurchase Agreement.

Effective as of the Effective Date, the following definitions in Article II of the Repurchase Agreement are each added or, if already present in the Existing Repurchase Agreement, amended and restated in its entirety, as follows:

“First Amendment” shall mean that certain First Amendment to Master Repurchase Agreement and Other Transaction Documents dated as of June 30, 2013 by and among Buyer, Seller and Sponsor.”

“Guaranty” shall mean the Guaranty, dated as of the date hereof, made by Sponsor for the benefit of Buyer, as amended by the First Amendment and from time to time thereafter, of amounts due under this Agreement to Buyer, plus any actual, out-of-pocket costs reasonably incurred in connection with the enforcement, and pursuant to the terms, of such Guaranty.”

Section 2.	Amendment to Guaranty.

(a) Effective as of the Effective Date, the following definitions are each added to Section 1 of the Guaranty, as follows:

“Adjusted Book Value” means, as of a particular date, (i) Total Assets of Guarantor and its consolidated Subsidiaries, less (ii) Total Liabilities of Guarantor and its consolidated Subsidiaries, plus (iii) Special Book Value Adjustments as of such date.”

“Special Book Value Adjustments” means, as of a particular date, (A) the following adjustments, made on a cumulative basis: (i) the GAAP adjustment to Guarantor’s book value that reflects the cost of long-term interest rate hedges maintained for RAIT CRE CDO I, Ltd. and RAIT Preferred Funding II, Ltd., plus (ii) the amount of depreciation and amortization accumulated against real estate assets owned or consolidated with Guarantor, plus (iii) the value of the recurring fees paid for collateral management and property management by Guarantor and its consolidated Subsidiaries which were not already included in Guarantor’s Total Assets, minus (iv) the impact, if any, on Guarantor’s Total Assets of consolidating Taberna Preferred Funding VIII, Ltd. and/or Taberna Preferred Funding IX, Ltd. with Guarantor, or (B) such other adjustments to Guarantor’s book value as shall be adopted by Guarantor within the definition of “Adjusted Book Value” as such term is used from time to time in Guarantor’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed under the Securities Exchange Act of 1934 for the period corresponding to such date.”

(b) Effective as of the Effective Date, the term “Consolidated Net Worth” and its definition in Section 1 of the Guaranty is hereby deleted in its entirety.

(c) Effective as of the Effective Date, the first financial covenant of Section 5 of the Guaranty is amended and restated in its entirety as follows:

“Minimum Adjusted Book Value. Adjusted Book Value to be less than the sum of (x) $450 million plus (y) 75% of the net proceeds received by Guarantor in connection with any issuance of Equity Interests in Guarantor, minus (z) 100% of the amount paid by Guarantor for the repurchase of any Equity Interests in Guarantor, in each case subsequent to the date of this Guaranty;”

Section 3.	Transaction Documents in Full Force and Effect as Modified.

Except as specifically modified hereby, the Transaction Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. All references to the Transaction Documents shall be deemed to mean the Transaction Documents as modified by this Amendment No. 1. This Amendment No. 1 shall not constitute a novation of the Transaction Documents, but shall constitute modifications thereof. The parties hereto agree to be bound by the terms and conditions of the Transaction Documents, as modified by this Amendment No. 1, as though such terms and conditions were set forth herein.

Section 4.	Representations.

Seller and Guarantor each represents and warrants, as of the Effective Date, as follows:

(a) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified in each jurisdiction necessary to conduct business as presently conducted;

(b) the execution, delivery and performance by it of this Amendment No. 1 are within its corporate, company or partnership powers, has been duly authorized and does not contravene (i) its organizational documents or its applicable resolutions, (ii) any Requirements of Law or (iii) any contractual obligation to which it is a party;

(c) other than applicable resolutions, no consent, license, permit, approval or authorization of, or registration, filing or declaration with, any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against it of this Amendment No. 1 or the Transaction Documents;

(d) this Amendment No. 1 has been duly executed and delivered by it;

(e) each of this Amendment No. 1 and the Transaction Documents constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, other limitations on creditors’ rights generally and general principles of equity; and

(f) after giving effect to this Amendment No. 1, it is in compliance with its covenants set forth in the Transaction Documents and no Default or Event of Default exists;

Section 5.	Miscellaneous.

(a) This Amendment No. 1 may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. The parties intend that faxed signatures and electronically imaged signatures such as PDF files shall constitute as original signatures and are binding on all parties.

(b) The descriptive headings of the various sections of this Amendment No. 1 are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment No. 1 (together with the other Transaction Documents, as amended hereby) represents the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:

RAIT CMBS CONDUIT I, LLC
a Delaware limited liability company

By:	RAIT Funding, LLC, a Delaware limited liability company, its sole Member

	By:	Taberna Realty Finance Trust, a
Maryland real estate investment trust, its sole Member

		By:	/s/ James Sebra
		Name:	James Sebra
		Title:	Chief Financial Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGES]

First Amendment to

Master Repurchase Agreement

And Other Transaction Documents

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

BUYER:

CITIBANK, N.A.
a national banking association

By:	/s/ Richard B. Schlenger
Name:	Richard B. Schlenger
Title:	Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

First Amendment to

Master Repurchase Agreement

And Other Transaction Documents

[SIGNATURES CONTINUED FROM PREVIOUS PAGES]

GUARANTOR:

RAIT FINANCIAL TRUST
a Maryland real estate investment trust

By:	/s/ James Sebra
Name:	James Sebra
Title:	Chief Financial Officer

First Amendment to

Master Repurchase Agreement

And Other Transaction Documents